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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-2 (File No. 333-60649) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We consent to the reference to our firm under the caption "Experts."



 /s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
August 31, 1998